Filed Pursuant to Rule 424(b)(5)

Registration No. 333-271093

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 18, 2023)

Up to $98,000,000

Common Stock

We have entered into an at the market offering agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”), dated as of July 23, 2024, relating to the sale of shares of our common stock, par value $0.0001 per share (our “common stock”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms and conditions of the Sales Agreement, we may offer and sell, pursuant to this prospectus supplement and the accompanying prospectus from time to time through Wainwright acting as our sales agent and/or principal, a number of shares of our common stock that does not exceed an aggregate offering price of up to $98,000,000. Notwithstanding the foregoing, pursuant to that certain convertible note and warrant purchase agreement dated October 31, 2022 (the “CNWPA”) dated as of October 31, 2022, by and among the Company, the guarantors party thereto, Lockheed Martin Corporation (“Lockheed Martin”), as purchaser, and U.S. Bank Trust Company, National Association, as collateral agent, whereby Lockheed Martin purchased second lien secured notes due October 31, 2027 (the “Convertible Notes”), we are limited to selling 26,362,513 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus unless we obtain Lockheed Martin’s consent to sell more shares of common stock. Notwithstanding the $98,000,000 maximum aggregate offering amount set forth in this prospectus supplement, without Lockheed Martin’s consent we will only issue and sell up to 26,362,513 shares of our common stock for a maximum aggregate offering price of $23,462,636, assuming an offering price per share of $0.89, which was the last reported sale price of our common stock on the New York Stock Exchange (the “NYSE”) on July 19, 2024. There is no certainty that we will be able to obtain such consent from Lockheed Martin.

Our common stock is listed on the NYSE, under the symbol “LLAP.” On July 19, 2024, the last reported sale price of our common stock on the NYSE was $0.89 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through NYSE, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. If we sell shares of our common stock to Wainwright as principal at a price per share agreed upon at the time of sale, we will enter into a separate terms agreement with Wainwright and we will describe the agreement in a separate prospectus supplement or pricing supplement. Wainwright is not required to sell any specific number or dollar amount of shares. Wainwright will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Wainwright and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Wainwright will be entitled to compensation at a rate of up to 3.0% of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements in historical filings incorporated by reference under the section of this prospectus entitled “Incorporation by Reference” and may continue to do so for future filings.

Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement, and in any similar section contained in or incorporated by reference into this prospectus supplement and accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is July 23, 2024.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus, dated April 3, 2023, are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this shelf registration process, we may from time to time offer shares of our common stock having an aggregate offering price of up to $98,000,000 under this prospectus supplement at prices to be determined by market conditions at the time of the offering.

We are providing information to you about this offering of our common stock in two parts. The first part is this prospectus supplement, which provides you with specific information regarding the terms of this offering and our common stock, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which does not apply to this offering of our common stock.

Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and all of the information incorporated by reference herein, as well as the additional information described under the heading “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and Wainwright has not, authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement and the accompanying prospectus or in any free writing prospectus that we authorize for use in connection with this offering and to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference and the accompanying prospectus or free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

This prospectus supplement and accompanying prospectus incorporate by reference, and any free writing prospectus may contain or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement and accompanying prospectus, and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus supplement and accompanying prospectus, and any related free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement. Accordingly, investors should not place undue reliance on this information.

The Terran Orbital design logo and the Terran Orbital mark appearing in this prospectus supplement and accompanying prospectus and the documents incorporated by reference herein are the property of Terran Orbital Corporation. This document and the documents incorporated by reference herein contain references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and accompanying prospectus and the documents incorporated by reference herein may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement and the accompanying prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements, other than statements of present or historical fact included in this prospectus supplement and the accompanying prospectus, regarding our future financial performance, as well as our business strategy, future operations, financial position, estimated revenues, and losses, projected costs, earning outlooks, prospects, expectations, plans and objectives of management are forward-looking statements. When used in this report, the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on management’s current expectations, forecasts, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to our business.

These forward-looking statements are based on information available as of the date of this prospectus supplement, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. There can be no assurance that future developments will be those that have been anticipated. Accordingly, forward-looking statements in this prospectus supplement and the accompanying prospectus should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to:

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expectations regarding our strategies and future financial performance, including our future business plans or objectives, anticipated cost, timing and level of satellite orders and deliveries thereof, prospective performance and commercial opportunities, the timing of obtaining regulatory approvals, the ability to finance our operations, research and development activities and capital expenditures, reliance on government contracts and a strategic cooperation agreement with a significant customer, retention and expansion of our customer base, product and service offerings, pricing, marketing plans, operating expenses, market trends, revenues, margins, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives;
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the timing and execution of our ongoing review of strategic alternatives, including resulting transactions, if any, and any potential impacts on our performance related to such ongoing review of strategic alternatives;
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the ability to implement business plans, forecasts, and other expectations, and to identify and realize additional opportunities;
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risks associated with expansion into new and adjacent markets;
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anticipated timing, cost, financing, and development of our satellite designing and manufacturing capabilities;
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increases in costs, which we may not be able to react to due to the nature of our U.S. Government contracts;
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the potential termination of U.S. Government contracts and subcontracts and the potential inability to recover termination costs;

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our ability to finance our operations, research and development activities, growth initiatives and capital expenditures;
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our expansion plans and opportunities;
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the general domestic and international economic, social and political environment, including the potential impacts of volatile or higher inflation rates, interest rates, tax rates and unemployment rates, higher labor and healthcare costs, recessions and changes in laws, rules and regulations applicable to us, including procurement and import-export control;
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the costs and ultimate outcome of litigation matters, government investigations and other legal proceedings;
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the ability to maintain the listing of our common stock and publicly-traded warrants on the NYSE and the possibility of limited liquidity and trading of such securities;
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geopolitical risk (including as a result of the ongoing conflict between Russia and Ukraine, the conflict between Israel and Hamas, the relationship between China and the U.S. and other actual or anticipated military or political conflicts) and changes in applicable laws or regulations;
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security threats, including cybersecurity and other industrial and physical security threats, and other disruptions;
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government investigations and audits;
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the possibility that we may be adversely affected by other economic, business, and/or competitive factors;
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our ability to continue as a going concern;
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our ability to scale-up our manufacturing processes and facilities in order to meet the demands of our programs;
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certain of our existing customers’ ability to sufficiently finance their operations and fund future installments of our existing manufacturing contracts;
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certain of our existing customers’ ability to maintain required regulatory approvals to conduct their business;
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that we have identified material weaknesses in our internal control over financial reporting which, if not corrected, could affect the reliability of our consolidated financial statements;
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the possibility that the COVID-19 Pandemic, or another major disease, natural disaster, or threat to the physical security of our facilities or employees disrupts our business;
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supply chain disruptions, including delays, increased costs, and supplier quality control challenges;
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our ability to attract and retain qualified employees, including senior management and other key employees, technicians, engineers, and other professionals;
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our ability to achieve profitability and meet expectations regarding cash flow from operations and investments;
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our leverage and our ability to service cash debt payments and comply with debt maintenance covenants, including meeting minimum liquidity and operating profit covenants;
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our ability to access invested cash or cash equivalents upon failure of any financial institution we bank with;
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our ability to access, or ability to access on favorable terms, equity and debt capital markets and other funding sources that will be needed to fund operations and make investments in capital-intensive strategic initiatives including expansion and improvement of our manufacturing facilities and development of new lines of business; and
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delays and costs associated with our business initiatives, whether due to changes in demand, lack of funding, design changes, or other conditions or circumstances.

This list of risks and uncertainties is not exhaustive, and new factors may emerge or changes to the foregoing risks and uncertainties may occur that would impact our business. Additional information regarding these risks, uncertainties and other factors is contained in Part I, Item 1A, “Risk Factors,” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023 and filed by us with the SEC on April 1, 2024, incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-10 of this prospectus supplement, the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2023, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus and in our filings with the SEC.

Company Overview

Terran Orbital Corporation, formerly known as Tailwind Two Acquisition Corp. (“Tailwind Two”), together with our wholly-owned subsidiaries (collectively, the “Company,” the “Registrant,” “we,” “our,” “us,” and “Terran Orbital”), is a leading manufacturer of satellite products primarily serving the United States (“U.S.”) aerospace and defense industry. We provide end-to-end satellite solutions by combining satellite design, production, launch planning, mission operations, and on-orbit support to meet the needs of our military, civil, and commercial customers. We have a foreign subsidiary based in Torino, Italy.

Corporate Information

Our principal executive office is located at 6800 Broken Sound Parkway NW, Suite 200, Boca Raton, Florida 33487, and its telephone number is (561) 988-1704. The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is One State Street, 30th Floor, New York, NY 10004.

Our website address is www.terranorbital.com. The information on, or that can be accessed through, our website should not be considered part of this prospectus supplement or the accompanying prospectus, and you should not consider information contained on our website in deciding whether to purchase shares of our common stock or securities. We have included our website address in this prospectus supplement and accompanying prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year: (a) following March 4, 2026, the fifth anniversary of the closing of Tailwind Two’s initial public offering; (b) in which we have total annual gross revenue of at least $1.235 billion; or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenue exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $98,000,000.
Shares of common stock outstanding before this offering	204,136,228 shares as of July 19, 2024.
Common stock to be outstanding after this offering

Up to 314,248,588 shares, assuming the sale of $98,000,000 of shares of our common stock at a price of $0.89 per share, which was the closing price of our common stock on the NYSE on July 19, 2024. If we are unable to obtain the consent of Lockheed Martin under the CNWPA, then there will be 230,498,741 shares of common stock outstanding following this offering, assuming the sale of the 26,362,513 shares of our common stock able to be sold without the consent of Lockheed Martin, at a price of $0.89 per share, which was the closing price of our common stock on the NYSE on July 19, 2024. In addition, as there is no minimum offering amount required as a condition of this offering, the actual number of shares that may be sold is not determinable at this time. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution

“At the market offering,” as defined in Rule 415 under the Securities Act, that may be made from time to time through Wainwright. See “Plan of Distribution” beginning on page S-18 of this prospectus supplement.

Use of Proceeds

We expect to use the net proceeds that we receive from sales of our common stock, if any, under the Sales Agreement for investment in growth and general corporate purposes. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, we retain broad discretion over the use of the net proceeds from the sale of our common stock under the Sales Agreement. The specific amount and timing of the application of such proceeds will depend upon our liquidity needs, in addition to the availability and cost to us of other capital over which we have little or no control. See the section titled “Use of Proceeds” beginning on page S-14 of this prospectus supplement for more information.

Risk Factors

You should read the “Risk Factors” section of this prospectus supplement, as well as those risk factors that are incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of factors to consider carefully before deciding to purchase shares of our common stock.

NYSE symbol	LLAP

The number of shares of our common stock to be outstanding after this offering is based on 204,136,228 shares of our common stock outstanding as of July 19, 2024.

The number of shares of our common stock to be outstanding after this offering excludes, as of July 19, 2024, the following reserved shares:

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29,251,385 shares of Common Stock issuable pursuant to our 2021 Omnibus Incentive Plan, which became effective upon consummation of the business combination contemplated by that certain Agreement and Plan of Merger, dated as of October 28, 2021, as amended by Amendment No. 1 thereto dated February 8, 2022 and Amendment No. 2 thereto dated March 9, 2022, by and among Tailwind Two, Titan Merger Sub, Inc. and the Company;

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42,220,000 shares of Common Stock (inclusive of reserve for approximately two years of PIK interest) issuable upon conversion of our outstanding Convertible Notes; and
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An aggregate of 103,478,135 shares of Common Stock issuable upon the exercise of the following outstanding warrants:

o
19,221,960 public warrants with an exercise price of $11.50 per share;
o
78,000 private placement warrants with an exercise price of $11.50 per share;
o
11,055,606 debt provider warrants with an exercise price of $10.00 per share;
o
17,253,279 warrants with an exercise price of $2.898 per share;
o
29,000,000 common warrants issued in a registered direct offering with an exercise price of $1.43 per share;
o
23,214,290 common warrants issued in a public offering with an exercise price of $1.50 per share;
o
2,030,000 placement agent warrants with an exercise price of $1.60;
o
1,625,000 placement agent warrants with an exercise price of $1.75;

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making a decision to invest in our common stock, in addition to carefully considering the other information contained in this prospectus supplement, you should carefully consider the risks described under the caption “Risk Factors” contained in the accompanying prospectus, and any related free writing prospectus, and the risks discussed under the caption “Risk Factors” contained in our most recent annual report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2023, as supplemented and modified by the information below and as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

Risks Related to this Offering

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain and may be limited to 26,362,513 shares if we are unable to obtain Lockheed Martin's consent to sell more.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Wainwright at any time throughout the term of the Sales Agreement. The number of shares that are sold by Wainwright after delivering a sales notice will fluctuate based on the market price of our common stock during the sales period and limits we set with Wainwright. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be issued in this offering and pursuant to this prospectus supplement and the accompanying prospectus.

Additionally, pursuant to the CNWPA, we are also limited to selling 26,362,513 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus unless we obtain Lockheed Martin’s consent to sell more. Notwithstanding the $98,000,000 maximum aggregate offering amount set forth in this prospectus supplement, without Lockheed Martin’s consent we will only be able to issue and sell up to 26,362,513 shares of our common stock for a maximum aggregate offering amount of $23,462,636, assuming an offering price per share of $0.89, which was the last reported sale price of our common stock on the NYSE on July 19, 2024. There is no certainty that we will be able to obtain such consent from Lockheed Martin.

Our outstanding Warrants and Convertible Notes issued pursuant to the CNWPA are exercisable and convertible for our common stock, which would increase the number of shares eligible for future resale in the public market, may result in dilution to our stockholders and could adversely affect the market price of our common stock.

We have outstanding warrants to purchase an aggregate of 19,299,960 shares of our common stock at a purchase price of $11.50 per share, subject to adjustment, that became exercisable on April 24, 2022.

We also have outstanding warrants issued as follows: (1) debt provider warrants to Francisco Partners to purchase an aggregate of 8,291,704 shares of our common stock at a purchase price of $10.00 per share, (2) debt provider warrants to Lockheed Martin to purchase an aggregate of 1,381,951 shares of our common stock at a price of $10.00 per share, (3) warrants issued to Lockheed Martin pursuant to the CNWPA (the “2027 warrants”) to purchase an aggregate of 17,253,279 shares of our common stock at a price of $2.898 per share, and (4) debt provider warrants to Beach Point Capital (“Beach Point”) to purchase an aggregate of 1,381,951 shares of our common stock at a price of $10.00 per share, subject to adjustment, (5) May 2023 SPA Warrants (as defined below) to an institutional investor to purchase an aggregate of 29,000,000 shares of our common stock at a price of $1.43 per share, (6) placement agent warrants to the placement agent in the May 2023 Securities Purchase Agreement (as defined below) to purchase an aggregate of 2,030,000 shares of our common stock at a price of $1.60 per share, (7) September 2023 SPA Warrants (as defined below) to certain investors to purchase an aggregate of 23,214,290 shares of our common stock at a price of $1.50 per share, and (8) placement agent warrants to the placement agent in the September 2023 Securities Purchase Agreement to purchase an aggregate of 1,625,000 shares of our common stock at a price of $1.75 per share.

In addition, we have $100 million of outstanding Convertible Notes issued pursuant to the CNWPA outstanding that are convertible at any time prior to maturity on October 31, 2027 into the number of fully-paid and non-assessable shares of the Company’s common stock on the date of conversion obtained by dividing (i) the outstanding principal amount of, and any accrued but unpaid interest on, the Convertible Notes, by (ii) a conversion price equal to $2.898, subject to certain adjustments including increases to the principal balance of the Convertible Notes due to payment of interest in-kind, at our election.

To the extent our outstanding warrants are exercised or Convertible Note are converted, additional shares of our common stock will be issued, which will increase the number of shares eligible for resale in the public market and may result in dilution to the holders of our common stock. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock.

Sales, or the perception of sales, of our common stock by us or our stockholders in the public market could cause the market price for our common stock to decline.

The sale of shares of our common stock in the public market, or the perception that such sales could occur, could result in the decline of the prevailing market price of shares of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Upon consummation of our business combination on March 25, 2022 (the “Business Combination”), we had a total of 137,295,455 shares of common stock outstanding. All shares issued in the Business Combination were freely tradable without registration under the Securities Act and without restriction by persons other than our “affiliates” (as defined under Rule 144 of the Securities Act, “Rule 144” and includes our directors, executive officers and other affiliates).

Our affiliates are eligible to sell their shares of common stock and warrants, and any shares of common stock received upon exercise of the warrants, as applicable, pursuant to Rule 144, subject to volume, manner of sale and other relevant conditions of Rule 144. In addition, pursuant to our investor rights agreement, we have registered all shares of the investors thereunder and may in the future be required to register additional shares of our common stock under the Securities Act of the investors thereunder. If these affiliate stockholders were to sell a large number of shares and/or exercise their registration rights for registration of additional shares, the prevailing market price of our common stock could decline.

If these affiliate stockholders sell their currently registered shares or exercise their registration rights for the registration of additional shares, or if there is perception by the market that such sales may occur, the market price of shares of our common stock could drop significantly. These factors could also make it more difficult for us to raise additional funds through future offerings of our common stock or other securities.

In addition, pursuant to the CNWPA, Lockheed Martin purchased the Convertible Notes in an aggregate principal amount of $100 million, which are subject to conversion into common stock as disclosed above, and Lockheed Martin was also issued the 2027 warrants.

In addition, pursuant to a securities purchase agreement (the “May 2023 Securities Purchase Agreement”), dated as of May 24, 2023, by and between us and an institutional investor, we issued and sold 16,000,000 shares of our common stock (the “May 2023 SPA Shares”), warrants to purchase up to an aggregate of 29,000,000 shares of our common stock (the “May 2023 SPA Warrants”) and pre-funded warrants to purchase up to 13,000,000 shares of our common stock (the “May 2023 SPA Pre-Funded Warrants”). The May 2023 SPA Warrants have an exercise price of $1.43, became exercisable six months following such issuance, and have a term of exercise equal to five years following such initial exercise date. The May 2023 SPA Pre-Funded Warrants have an exercise price of $0.0001 and were immediately exercisable upon issuance. As of the date of this offering, all May 2023 SPA Pre-Funded Warrants have been exercised. The May 2023 SPA Shares and May 2023 SPA Pre-Funded Warrants were sold at an offering price of $1.28 per May 2023 SPA Share or May 2023 SPA Pre-Funded Warrant and accompanying May 2023 SPA Warrant.

In addition, on September 25, 2023, pursuant to a securities purchase agreement (the “September 2023 Securities Purchase Agreement”), dated as of September 18, 2023, by and between us and certain investors, we issued and sold 11,678,575 shares of our common stock (the “September 2023 SPA Shares”), warrants to purchase up to an aggregate of 23,214,290 shares of our common stock (the “September 2023 SPA Warrants”) and pre-funded warrants to purchase up to 11,535,715 shares of our common stock (the “September 2023 SPA Pre-Funded Warrants”). The September 2023 SPA Warrants have an exercise price of $1.50, will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The September 2023 SPA Pre-Funded Warrants have an exercise price of $0.0001 and were immediately exercisable upon issuance. As of the date of this offering, all September 2023 SPA Pre-Funded Warrants have been exercised. The September 2023 SPA Shares and September 2023 SPA Pre-Funded Warrants were sold at an offering price of $1.40 per September 2023 SPA Share or September 2023 SPA Pre-Funded Warrant and accompanying September 2023 SPA Warrant.

In addition, the shares of our common stock reserved for future issuance under the 2021 Omnibus Incentive Plan will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable. The number of shares of our common stock reserved for issuance under the 2021 Omnibus Incentive Plan is 29,251,385 as of July 19, 2024, subject to an annual increase as set forth therein. We have filed, and may file one or more additional, registration statements on Form S-8 under the Securities Act to register shares of our common stock or securities convertible into or exchangeable for shares of our common stock issued pursuant to the 2021 Omnibus Incentive Plan. The existing Form S-8 registration statement filed has become, and any such additional Form S-8 registration statements will become, automatically effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market, subject to the provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable.

In the future, we may also issue our securities in connection with investments or acquisitions. The amount of shares of our common stock issued in connection with an investment or acquisition could constitute a material portion of our common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to our stockholders.

If you purchase our common stock in this offering, you may incur immediate and substantial dilution in the net tangible book value of your shares.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding at the time of sale. As of March 31, 2024, assuming that an aggregate of 110,112,360 shares of our common stock are sold at a price of $0.89 per share, the last reported sale price of our common stock on the NYSE on July 19, 2024, for aggregate gross proceeds of approximately $98,000,000, investors in this offering would experience immediate dilution of $1.25 per share, representing the difference between our as adjusted net tangible book value per share after giving effect to this offering, and the assumed offering price. If we are limited to selling 26,362,513 shares of common stock in this offering due to our inability to obtain Lockheed Martin’s consent, investors in this offering would experience immediate dilution of $1.70 per share, assuming that an aggregate of 26,362,513 shares of our common stock are sold at a price of $0.89 per share. For a further description of the dilution that you may experience immediately after this offering, see the section titled “Dilution.”

Raising additional capital may cause dilution to our stockholders, including purchasers of our common stock in this offering, restrict our operations or require us to relinquish substantial rights.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms of these new securities may include liquidation or other preferences that adversely affect your rights as a common stockholder. If we obtain debt financing, the terms of such debt financing may restrict our ability to incur additional indebtedness, require us to maintain certain financial covenants, or restrict our ability to pay dividends. We cannot assure you that we will be able to obtain additional funding if and when necessary.

Our management team will have broad discretion to use the net proceeds from this offering and its investment of these proceeds may not yield a favorable return.

Our management team will have broad discretion in the application of the net proceeds from this offering and could spend or invest the proceeds in ways with which our stockholders disagree. Accordingly, investors will need to rely on our management team’s judgment with respect to the use of these proceeds. We intend to use the proceeds from this offering in the manner described in the section titled “Use of Proceeds” in this prospectus supplement. The failure by management to apply these funds effectively could negatively affect our ability to operate and grow our business. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase common stock in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

We do not anticipate paying cash dividends and, accordingly, stockholders must rely on share appreciation for any return on their investment.

We currently intend to retain our future earnings, if any, to fund the development and growth of our businesses and do not anticipate that we will declare or pay any cash dividends on our capital stock in the foreseeable future. See the section titled “Dividend Policy” in this prospectus supplement. In addition, our ability to pay dividends is limited by covenants included in our outstanding indebtedness and may be limited by covenants included in any future indebtedness we incur. As a result, capital appreciation, if any, of our common stock will be your sole source of gain on your investment for the foreseeable future. Investors seeking cash dividends should not invest in our common stock.

USE OF PROCEEDS

We may issue and sell shares of our common stock having an aggregate offering price of up to $98,000,000 from time to time. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Notwithstanding the foregoing, pursuant to the CNWPA, we are also limited to selling 26,362,513 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus unless we obtain Lockheed Martin’s consent to sell more shares of common stock. Notwithstanding the $98,000,000 maximum aggregate offering amount set forth in this prospectus supplement, without Lockheed Martin’s consent we will only be able to issue and sell up to 26,362,513 shares of our common stock for a maximum aggregate offering amount of $23,462,636, assuming an offering price per share of $0.89, which was the last reported sale price of our common stock on the NYSE on July 19, 2024. There is no certainty that we will be able to obtain such consent from Lockheed Martin.

We expect to use any net proceeds that we receive under the Sales Agreement for investment in growth and general corporate purposes. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, we retain broad discretion over the use of the net proceeds from the sale of our common stock under the Sales Agreement. The specific amount and timing of the application of such proceeds will depend upon our liquidity needs in addition to the availability and cost of other capital over which we have little or no control. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Pending our use of the net proceeds as described above, we intend to invest the net proceeds pursuant to the Sales Agreement in interest-bearing, investment-grade instruments.

The following table sets forth the amount of gross proceeds we would receive from sales of common stock pursuant to the Sales Agreement at varying purchase prices. Notwithstanding the $98,000,000 maximum aggregate offering amount set forth in this prospectus supplement, without Lockheed Martin’s consent we will only be able to issue and sell up to 26,362,513 shares of our common stock. There is no certainty that we will be able to obtain such consent from Lockheed Martin.

Assumed Average Purchase Price per Share	Number of Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares (as adjusted)(2)	Gross Proceeds
$0.50	26,362,513	11.4%	$13,181,256
$0.89(3)	26,362,513	11.4%	$23,462,636
$1.00	26,362,513	11.4%	$26,362,513
$1.50	26,362,513	11.4%	$39,543,769
$2.00	26,362,513	11.4%	$52,725,026
$2.50	26,362,513	11.4%	$65,906,282
$3.00	26,362,513	11.4%	$79,087,539
$3.50	26,362,513	11.4%	$92,268,795
$4.00	24,500,000	10.7%	$98,000,000

(1) Assumes that we do not obtain consent of Lockheed Martin and are limited to selling no more than 26,362,513 shares of common stock pursuant to this prospectus supplement and the accompanying prospectus.

(2) The denominator is based on 204,136,228 shares of common stock outstanding as of July 19, 2024, adjusted to include the issuance of the number of shares set forth on the adjacent column that we would have sold, assuming the average purchase price in the first column. The numerator is the number of shares set forth on the adjacent column, which reflects the lesser of: (i) 26,362,513 shares of common stock or (ii) the number of shares of common stock equal to the $98,000,000 maximum aggregate offering amount, assuming the average purchase price in the first column.

(3) The closing price of our common stock listed on the NYSE on July 19, 2024.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. It is the present intention of our Board of Directors (the “Board”) to retain all earnings, if any, for use in our business operations and, accordingly, our Board does not anticipate declaring any dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of our Board. Additionally, our ability to declare dividends may be limited by the terms of outstanding indebtedness under the (i) the note purchase agreement entered into with certain managed funds or investment vehicles of Francisco Partners on November 24, 2021 permitting the issuance and sale of senior secured notes originally in an aggregate principal amount of up to $150 million due on November 24, 2026, (ii) the note purchase agreement entered into with Lockheed Martin on March 8, 2021, as amended on March 25, 2022 for the issuance and sale of $87 million aggregate principal amount of senior secured notes due April 1, 2026, and (iii) any other financing or other agreements entered into by us or our subsidiaries from time to time.

DILUTION

The public offering price per share in this offering may be higher or lower than the net tangible book value per share of our shares outstanding prior to this offering. If the public offering price is higher, then new investors will suffer immediate dilution. The ownership interest of new investors in this offering will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after this offering. Net tangible book value per share is calculated by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of common stock. Dilution in adjusted net tangible book value per share represents the difference between the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share immediately after giving effect to this offering.

Our net tangible book value as of March 31, 2024 was approximately $(207.1) million, or $(1.03) per share.

The table below assumes, for illustrative purposes, the sale of 110,112,360 shares at an assumed offering price of $0.89 per share, which was the last reported sale price of our common stock on the NYSE on July 19, 2024, for an aggregate offering amount of $98,000,000. After deducting estimated offering commissions and expenses payable by us, our as adjusted net tangible book value as of March 31, 2024 would have been approximately $(111.8) million, or $(0.36) per share. This represents an immediate increase in net tangible book value of $0.67 per share to our existing shareholders and an immediate dilution in net tangible book value of $1.25 per share to purchasers of shares in this offering. The following table illustrates this per share dilution. If we are unable to obtain the required consent from Lockheed Martin pursuant to the CNWPA and we are limited to selling no more than 26,362,513 shares of common stock pursuant to this prospectus supplement and the accompanying prospectus, then assuming the sale of 26,362,513 shares at an assumed offering price of $0.89 per share, which was the last reported sale price of our common stock on the NYSE on July 19, 2024, and after deducting estimated offering commissions and expenses payable by us, our as adjusted net tangible book value as of March 31, 2024 would have been approximately $(184.5) million, or $(0.81) per share. This represents an immediate increase in net tangible book value of $0.22 per share to our existing shareholders and an immediate dilution in net tangible book value of $1.70 per share to purchasers of shares in this offering. The as adjusted information is illustrative only and will adjust based on the actual offering price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The shares sold in this offering, if any, will be sold from time to time at various prices.

	Full $98,000,000 Offering		If Offering is Limited to 26,362,513 Shares
Assumed public offering price per share:		$0.89		$0.89
Historical net tangible book value per share as of March 31, 2024	$(1.03)		$(1.03)
Increase in net tangible book value per share attributable to new investors purchasing shares in this offering	$0.67		$0.22
As-adjusted net tangible book value per share as of March 31, 2024, after giving effect to this offering		$(0.36)		$(0.81)
Dilution per share to new investors purchasing shares in this offering		$1.25		$1.70

The above discussion and table are based on 201,279,662 shares of common stock issued and outstanding as of March 31, 2024 and, on an as adjusted basis as described above, 311,392,022 shares issued and outstanding (or 227,642,175 shares issued and outstanding if we are unable to obtain the required consent from Lockheed Martin pursuant to the CNWPA and we are limited to selling no more than 26,362,513 shares), as of March 31, 2024 and excludes:

•
29,251,385 shares of Common Stock issuable pursuant to our 2021 Omnibus Incentive Plan, which became effective upon consummation of the business combination contemplated by that certain Agreement and Plan of Merger, dated as of October 28, 2021, as amended by Amendment No. 1 thereto dated February 8, 2022 and Amendment No. 2 thereto dated March 9, 2022, by and among Tailwind Two, Titan Merger Sub, Inc. and the Company;
•
42,220,000 shares of Common Stock (inclusive of reserve for approximately two years of PIK interest) issuable upon conversion of our outstanding Convertible Notes; and
•
An aggregate of 103,478,135 shares of Common Stock issuable upon the exercise of the following outstanding warrants:
o
19,221,960 public warrants with an exercise price of $11.50 per share;
o
78,000 private placement warrants with an exercise price of $11.50 per share;
o
11,055,606 debt provider warrants with an exercise price of $10.00 per share;
o
17,253,279 warrants with an exercise price of $2.898 per share;
o
29,000,000 common warrants issued in a registered direct offering with an exercise price of $1.43 per share;
o
23,214,290 common warrants issued in a public offering with an exercise price of $1.50 per share;
o
2,030,000 placement agent warrants with an exercise price of $1.60;
o
1,625,000 placement agent warrants with an exercise price of $1.75.

An increase of $0.50 per share in the price at which the shares are sold from the assumed public offering price of $0.89 per share shown in the table above, assuming 70,503,597 shares of common stock is sold at that price for an aggregate offering amount of $98,000,000, would decrease our as adjusted net tangible book value per share to $(0.41) per share and would increase the dilution in net tangible book value per share to new investors in this offering to $1.80 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed public offering price of $0.89 per share shown in the table above, assuming all 251,282,051 shares of common stock is sold at that price for an aggregate offering amount of $98,000,000, would increase our as adjusted net tangible book value per share to $(0.25) per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.64 per share, after deducting commissions and estimated offering expenses payable by us.

If we are unable to obtain the required consent from Lockheed Martin pursuant to the CNWPA and we are limited to selling no more than 26,362,513 shares, then an increase of $0.50 per share in the price at which the shares are sold from the assumed public offering price of $0.89 per share shown in the table above, assuming 26,362,513 shares of common stock is sold at that price, would increase our as adjusted net tangible book value per share to $(0.75) per share and would increase the dilution in net tangible book value per share to new investors in this offering to $2.14 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed public offering price of $0.89 per share shown in the table above, assuming 26,362,513 shares of common stock is sold at that price, would decrease our as adjusted net tangible book value per share to $(0.87) per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $1.26 per share, after deducting commissions and estimated offering expenses payable by us.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Wainwright under which we may offer and sell up to $98,000,000 of our shares of common stock from time to time through Wainwright acting as sales agent. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through NYSE, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. If we sell shares of our common stock to Wainwright as principal at a price per share agreed upon at the time of sale, we will enter into a separate terms agreement with Wainwright and we will describe the agreement in a separate prospectus supplement or pricing supplement. Notwithstanding the foregoing, pursuant to the CNWPA, we are limited to selling 26,362,513 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus unless we obtain Lockheed Martin’s consent to sell more shares of common stock. Notwithstanding the $98,000,000 maximum aggregate offering amount set forth in this prospectus supplement, without Lockheed Martin’s consent we will only be able to issue and sell up to 26,362,513 shares of our common stock for a maximum aggregate offering amount of $23,462,636, assuming an offering price per share of $0.89, which was the last reported sale price of our common stock on the NYSE on July 19, 2024. There is no certainty that we will be able to obtain such consent from Lockheed Martin.

Each time we wish to issue and sell shares of our common stock under the Sales Agreement, we will notify Wainwright of the number of shares to be issued, the dates on which such sales are requested to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Wainwright, unless Wainwright declines to accept the terms of such notice, Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, on our behalf, such shares of common stock requested to be sold by us. The obligations of Wainwright under the Sales Agreement to sell our shares of common stock are subject to a number of conditions that we must meet. Either us or Wainwright may suspend the offering of the common stock being made through the applicable Manager under the Sales Agreement upon proper notice to the other party.

The settlement of sales of shares between us and Wainwright will occur on the first trading day, or such shorter settlement cycle that is in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which the sale was made. Sales of shares of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Wainwright a commission equal to up to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Wainwright for the fees and disbursements of its counsel in an amount not to exceed $50,000. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Wainwright under the terms of the Sales Agreement, will be approximately $300,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Wainwright will provide written confirmation to us following the close of trading on the NYSE on each day in which our shares of common stock are sold under the Sales Agreement. Each confirmation will include the number shares of common stock sold on that day, the aggregate gross proceeds of such sales and the net proceeds to us.

In connection with the sale of our shares of common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Wainwright against certain liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Wainwright may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. We and Wainwright may each terminate the Sales Agreement at any time upon proper notice.

To the extent required by Regulation M under the Exchange Act, Wainwright will not engage in any market making activities involving our shares of common stock while the offering is ongoing under this prospectus supplement and the accompanying prospectus.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed as an exhibit to a Current Report on Form 8-K filed under the Exchange Act and incorporated by reference in this prospectus supplement.

Wainwright and its affiliates have and may in the future provide investment banking, and other financial services to us and our affiliates and have and may in the future receive customary fees.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Wainwright, and Wainwright may distribute this prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

Akin Gump Strauss Hauer & Feld LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of the Company. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel to Wainwright in this offering.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2023 and 2022, and for each of the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information about issuers, like us, that file electronically with the SEC. We also maintain a website at www.terranorbital.com. We make available, free of charge, on our investor relations website at investors.terranorbital.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. Information contained on our website is not a part of, or incorporated by reference into, this prospectus supplement and the inclusion of our website and investor relations website addresses in this prospectus supplement is an inactive textual reference only.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Additional documents relating to the offered securities, such as the Sales Agreement, are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus supplement or the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to those publicly filed documents with the SEC. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below that have been previously filed with the SEC as of the date of the initial registration statement and any future filings we make with the SEC prior to, and on or after, the effective date of the registration statement under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•
Our Annual Report on Form 10-K (File No. 001-40170) for the year ended December 31, 2023 (as filed with the SEC on April 1, 2024);
•
Our Quarterly Report on Form 10-Q (File No. 001-40170) for the quarter ended March 31, 2024 (as filed with the SEC on May 14, 2024);
•
Our Definitive Proxy Statement on Schedule 14A filed on April 10, 2024 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023);
•
Our Current Reports on Form 8-K (File No. 001-40170) filed February 6, 2024, March 4, 2024, April 18, 2024, May 29, 2024, May 29, 2024, June 14, 2024 and June 21, 2024 (in each case, other than information furnished rather than filed); and
•
The description of our common stock contained in our registration on Form 8-A (File No. 001-40170) filed with the SEC on March 4, 2021, the description of our preferred stock purchase rights contained in our registration on Form 8-A (File No. 001-40170) filed with the SEC on March 4, 2024 and as amended on April 24, 2024, and any amendments or reports filed with the SEC for the purpose of updating such descriptions, including Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Terran Orbital Corporation
6800 Broken Sound Parkway NW, Suite 200

Boca Raton, Florida, 33487
(561) 988-1704

PROSPECTUS

Terran Orbital Corporation

$500,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Subscription Rights

Purchase Contracts

Units

We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $500,000,000.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “LLAP.” On March 31, 2023, the last reported sale price of our Common Stock on NYSE was $1.84 per share.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, have elected to comply with certain reduced public company reporting requirements in historical filings incorporated by reference under the section of this prospectus entitled “Incorporation by Reference” and may continue to do so for future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “RISK FACTORS” beginning on page 3 of this prospectus, and in any similar section contained or incorporated by reference herein or in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 18, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $500,000,000.

This prospectus provides you with a general description of the securities that may be offered. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering and, to the extent appropriate, any updates to the information about us contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings, to the extent permitted under applicable federal securities laws. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover or as otherwise specified therein, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any related free writing prospectus and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

The Terran Orbital design logo and the Terran Orbital mark appearing in this prospectus and the documents incorporated by reference herein are the property of Terran Orbital Corporation. This document and the documents incorporated by reference herein contain references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the documents incorporated by reference herein may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

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THE COMPANY

Overview

Terran Orbital Corporation, formerly known as Tailwind Two Acquisition Corp. (“Tailwind Two”), together with our wholly-owned subsidiaries (collectively, the “Company,” the “Registrant,” “we,” “our,” “us,” and “Terran Orbital”), is a leading manufacturer of satellite products primarily serving the United States (“U.S.”) aerospace and defense industry. We provide end-to-end satellite solutions by combining satellite design, production, launch planning, mission operations, and on-orbit support to meet the needs of our military, civil, and commercial customers. We have a foreign subsidiary based in Torino, Italy.

Corporate Information

Our principal executive office is located at 6800 Broken Sound Parkway NW, Suite 200, Boca Raton, Florida 33487, and its telephone number is (561) 988-1704. The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is One State Street, 30th Floor, New York, NY 10004.

Our website address is www.terranorbital.com. The information on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information contained on our website in deciding whether to purchase shares of our common stock or securities. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year: (a) following March 4, 2026, the fifth anniversary of the closing of Tailwind Two’s initial public offering; (b) in which we have total annual gross revenue of at least $1.235 billion; or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenue exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision regarding our securities, you should consider carefully the risks, uncertainties and assumptions discussed under “Part I, Item 1A,Risk Factors” of our most recent Annual Report on Form 10-K filed with the SEC on March 23, 2023, incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus. The risks described in these documents are not the only ones we face. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of these risks actually occur, our business, operating results, financial condition and prospects could be materially and adversely affected. In that event, you could lose part or all of your investment in our common stock and the other offered securities. Please also carefully read the section titled “Cautionary Note Regarding Forward-Looking Statements” and “Incorporation by Reference.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements, other than statements of present or historical fact included in this prospectus, regarding our future financial performance, as well as our business strategy, future operations, financial position, estimated revenues, and losses, projected costs, earning outlooks, prospects, expectations, plans and objectives of management are forward-looking statements. When used in this report, the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on management’s current expectations, forecasts, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to our business.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. There can be no assurance that future developments will be those that have been anticipated. Accordingly, forward-looking statements in this prospectus should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to:

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expectations regarding our strategies and future financial performance, including our future business plans or objectives, anticipated cost, timing and level of satellite orders and deliveries thereof, prospective performance and commercial opportunities, the timing of obtaining regulatory approvals, the ability to finance our operations, research and development activities and capital expenditures, reliance on government contracts and a strategic cooperation agreement with a significant customer, retention and expansion of our customer base, product and service offerings, pricing, marketing plans, operating expenses, market trends, revenues, margins, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives;
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the ability to implement business plans, forecasts, and other expectations, and to identify and realize additional opportunities;
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risks associated with expansion into new and adjacent markets;
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anticipated timing, cost, financing, and development of our satellite designing and manufacturing capabilities;
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increases in costs, which we may not be able to react to due to the nature of our U.S. Government contracts;
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the potential termination of U.S. Government contracts and subcontracts and the potential inability to recover termination costs;
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our ability to finance our operations, research and development activities, growth initiatives and capital expenditures;
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our expansion plans and opportunities;
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laws, rules and regulations applicable to us, including procurement and import-export control;
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the costs and ultimate outcome of litigation matters, government investigations and other legal proceedings;
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the ability to maintain the listing of our common stock and publicly-traded warrants on the NYSE and the possibility of limited liquidity and trading of such securities;
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geopolitical risk and changes in applicable laws or regulations;
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security threats, including cybersecurity and other industrial and physical security threats, and other disruptions;
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government investigations and audits;
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the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

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the impact of material weaknesses in our internal control over financial reporting, including the reliability of our consolidated financial statements;
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the possibility that the COVID-19 Pandemic, or another major disease, natural disaster, or threat to the physical security of our facilities or employees disrupts our business;
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supply chain disruptions, including delays, increased costs, and supplier quality control challenges;
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our ability to attract and retain qualified employees, including senior management and other key employees, technicians, engineers, and other professionals;
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our ability to achieve profitability and meet expectations regarding cash flow from operations and investments;
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our leverage and our ability to service cash debt payments and comply with debt maintenance covenants, including meeting minimum liquidity and operating profit covenants;
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our ability to access invested cash or cash equivalents upon failure of any financial institution we bank with;
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our ability to access, or ability to access on favorable terms, equity and debt capital markets and other funding sources that will be needed to fund operations and make investments in capital-intensive strategic initiatives including expansion and improvement of our manufacturing facilities and development of new lines of business; and
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delays and costs associated with our business initiatives, whether due to changes in demand, lack of funding, design changes, or other conditions or circumstances.

This list of risks and uncertainties is not exhaustive, and new factors may emerge or changes to the foregoing risks and uncertainties may occur that would impact our business. Additional information regarding these risks, uncertainties and other factors is contained in Part I, Item 1A, “Risk Factors,” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022 and filed by us with the SEC on March 23, 2023.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part) is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our certificate of incorporation, as amended (the “Certificate of Incorporation”), our bylaws (the “Bylaws” and, together with the Certificate of Incorporation, the “Governing Documents”) or, in the case of any depositary shares, debt securities, warrants, subscription rights, purchase contracts or units, the agreement (each, a “Governing Agreement”) pursuant to which those securities are issued. Prior to the issuance of any securities pursuant to a Governing Agreement, the form of such Governing Agreement will have been filed as an exhibit to, or incorporated by reference into, the registration statement of which this prospectus is a part. We urge you to read the applicable Governing Documents and Governing Agreements in their entirety for a complete description of the rights and preferences of our securities. The summary below is also qualified by reference to provisions of the Delaware General Corporation Law (“DGCL”).

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $500,000,000 in the aggregate of:

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common stock;
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preferred stock;
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secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;
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depositary shares;
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warrants to purchase our securities;
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subscription rights to purchase our securities;
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purchase contracts; or
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units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities. The debt securities, the preferred stock, the common stock and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

DESCRIPTION OF EQUITY SECURITIES

The total amount of our authorized share capital consists of 300,000,000 shares of our common stock and 50,000,000 shares of our preferred stock. As of March 31, 2023, 144,680,223 shares of our common stock were outstanding and no shares of our preferred stock were outstanding.

Common Stock

Voting rights. Each holder of our common stock is entitled to one (1) vote for each share of our common stock held of record by such holder on all matters voted upon by our stockholders, provided, however, that, except as otherwise required in the Certificate of Incorporation or by applicable law, the holders of our common stock are not be entitled to vote on any amendment to the Certificate of Incorporation (including any certificate of designations of any series of our preferred stock or on any amendment to a certificate of designations of any series of our preferred stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of our preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designation relating to any series of our preferred stock) or pursuant to the DGCL.

Dividend rights. Subject to any other provisions of the Certificate of Incorporation, as it may be amended from time to time, holders of our common stock are entitled to receive such dividends when, as and if declared thereon by our board of directors (“Board”), or any authorized committee thereof, in its discretion, from time to time out of assets or funds of the Company legally available therefor.

Rights upon liquidation. Subject to the rights of holders of our preferred stock, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment or provision for payment of our debts and any other payments required by law and amounts payable upon shares of Our preferred stock ranking senior to the shares of our common stock upon such dissolution, liquidation or winding up, if any, our remaining net assets will be distributed to the holders of our common stock and the holders of any other class or series of capital stock ranking equally with our common stock upon such dissolution, liquidation or winding up, ratably on a per share basis.

Other rights. Neither the Certificate of Incorporation nor the Bylaws entitle any holder of our common stock to preemptive or subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of our preferred stock that we may issue in the future.

Preferred Stock

Our Board or any authorized committee thereof has the authority to issue shares of preferred stock at any time and from time to time on terms it may determine, in one or more series and to fix the designations, powers (including voting powers, full or limited, or no voting powers), preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of our preferred stock could have the effect of decreasing the trading price of our common stock, restricting dividends on the capital stock of the Company, diluting the voting power of our common stock, modifying the liquidation rights of the capital stock of the Company, or delaying or preventing a change in control of the Company.

Election of Directors and Vacancies

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Board shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board, but currently consists of eight (8) directors, which are divided into three (3) classes, designated Class I, II and III, respectively, with Class I consisting of three (3) directors, Class II consisting of three (3) directors and Class III consisting of two (2) directors.

Under the Bylaws, at all meetings of stockholders called for the election of directors, a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of directors will be sufficient to elect such directors to the Board.

Except as required by the DGCL and subject to the rights, if any, of the holders of any series of Preferred Stock, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies on the Board, including unfilled vacancies resulting from the removal of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director. All directors will hold office until the expiration of their respective terms of office and until their successors will have been elected and qualified or until his or her earlier resignation, death or removal. A director elected or appointed to fill a vacancy resulting from the death, resignation or removal of a director or a newly created directorship will serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor will have been elected and qualified or until his or her earlier resignation, death or removal.

Subject to the rights, if any, of the holders of any series of Preferred Stock, any director may be removed from office only for cause and only by the affirmative vote of the holders of not less than two-thirds of the total voting power of the then-outstanding capital stock of Terran Orbital then entitled to vote generally in the election of directors, voting together as a single class. Any such director proposed to be removed from office is entitled to advance written notice as described in the Certificate of Incorporation.

In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are empowered to exercise all such powers and do all such acts and things as may be exercised or done by Terran Orbital, subject, nevertheless, to the provisions of the DGCL, the Certificate of Incorporation and the Bylaws adopted and in effect from time to time.

Notwithstanding the foregoing provisions, any director elected pursuant to the right, if any, of the holders of Preferred Stock to elect additional directors under specified circumstances will serve for such term or terms and pursuant to such other provisions as specified in the Certificate of Incorporation or relevant certificate of designations related to the Preferred Stock.

Quorum

The holders of a majority in voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by the Certificate of Incorporation. If, however, such quorum will not be present or represented at any meeting of the stockholders, the holders of a majority of the voting power present in person or represented by proxy, or the presiding officer of the meeting will have power to adjourn the meeting from time to time. At such adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Anti-takeover Effects of the Certificate of Incorporation and the Bylaws

The Certificate of Incorporation and the Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the Board the power to discourage acquisitions that some stockholders may favor.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange (the “NYSE”), which apply if and so long as the Common Stock (or units or warrants) remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of the Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved Common Stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of Terran Orbital by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of the Common Stock at prices higher than prevailing market prices.

Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals

Unless otherwise required by the DGCL or required or permitted by the Certificate of Incorporation, and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of the stockholders of Terran Orbital, for any purpose or purposes, may be called only by a majority of the Board then in office. Unless otherwise required by law, written notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) or more than sixty (60) days before the date fixed for the meeting. Business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice. The Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders of Terran Orbital must be effected at a duly called annual or special meeting and may not be taken or effected by a consent of stockholders in lieu thereof.

The Bylaws also provide that any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, which consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. After an action is taken, the writing or writings or electronic transmission or transmissions must be filed with the minutes of proceedings of the Board or committee.

In addition, the Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Amendment to Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

The Certificate of Incorporation provides that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least two thirds (2/3) of the total voting power of all the then-outstanding shares of Terran Orbital’s stock entitled to vote thereon, voting as a single class, and the affirmative vote of at least two thirds (2/3) of the then-outstanding shares of each class entitled to vote thereon as a class, voting separately as a class:

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the provisions regarding the size of the Board, the classification of the Board, and the election of directors;
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the provisions regarding stockholder actions without a meeting;
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the provisions regarding calling special meetings of stockholders;
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the provisions regarding the limited liability of directors of Terran Orbital; and
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the provisions regarding competition and corporate opportunities.

The Certificate of Incorporation also provides that the provisions regarding removal of directors therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least two thirds (2/3) of the total in voting power of all the then-outstanding shares of Terran Orbital’s stock entitled to vote thereon, voting as a single class.

The Bylaws may be amended or repealed (A) by the Board, without the assent or vote of any stockholder, as set forth in the Certificate of Incorporation, (B) without the approval of the Board, by an affirmative vote of the holders of at least two thirds (2/3) of the total voting power of the then-outstanding shares of Terran Orbital’s stock entitled to vote thereon, voting as a single class, or, (C) if recommended by the Board, by an affirmative vote of the holders of at least a majority of the total voting power of the then-outstanding shares of Terran Orbital’s stock entitled to vote thereon, in each case, as set forth in the Certificate of Incorporation.

Delaware Anti-Takeover Statute

Section 203 of the DGCL provides that an “interested stockholder” (as defined therein) may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless:

1.
Prior to such time the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
2.
Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
3.
At or subsequent to such time the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Under the Certificate of Incorporation, Terran Orbital opted out of Section 203 of the DGCL and therefore is not subject to Section 203.

Limitations on Liability and Indemnification of Officers and Directors

The Certificate of Incorporation limits the liability of the directors of Terran Orbital for monetary damages for breaches of their fiduciary duties as directors to the fullest extent permitted by law, and the Bylaws provide that we will indemnify them to the fullest extent permitted by such law subject to the limitations set forth in the Bylaws. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware and the Certificate of Incorporation, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of Terran Orbital or any of its subsidiaries or was serving at Terran Orbital’s request in an official capacity for another entity. Subject to certain limitations set forth in the indemnification agreements, we must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement to the fullest extent not prohibited by applicable law or the Company’s Certificate of Incorporation or Bylaws. The indemnification agreements also require us, if so requested in accordance with the terms thereof, to advance within ten (10) days of such request all reasonable fees, expenses, charges and other costs that any of our directors incurred, provided that such director will return any such advance if it is ultimately determined that such director is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Exclusive Forum of Certain Actions

The Certificate of Incorporation provides that, unless Terran Orbital consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware, or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought or purportedly brought on behalf of Terran Orbital, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of Terran Orbital to Terran Orbital or to Terran Orbital’s stockholders, or any claim for aiding and abetting such alleged breach, (iii) any action or proceeding asserting a claim arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the DGCL or the Governing Documents (as either may be amended from time to time), or to interpret, apply, enforce or determine the validity of the Governing Documents (as either may be amended from time to time), (iv) any action or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, (v) any action or proceeding asserting a claim against Terran Orbital or any current or former director, officer, employee, agent or stockholder of Terran Orbital arising pursuant to any provision of the DGCL or the Governing Documents (as either may be amended from time to time), (vi) any action or proceeding asserting a claim against Terran Orbital or any current or former director, officer, employee, agent or stockholder of Terran Orbital governed by the internal affairs doctrine of the State of Delaware, or (vii) any action or proceeding asserting an “internal corporate claim” as defined in Section 115 of the DGCL.

Notwithstanding the forgoing, the exclusive forum provision will not apply to any claim (i) as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within ten days following such determination), (ii) which is vested in the exclusive jurisdiction of a court or forum other than such court, or for which such court does not have subject matter jurisdiction, including, for the avoidance of doubt, any claim arising under Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (iii) arising under the Securities Act of 1933, as amended (the “Securities Act”), as to which the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum unless Terran Orbital consents in writing to the selection of an alternative forum.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Certificate of Incorporation, to the fullest extent permitted by law, renounces any interest or expectancy that Terran Orbital has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to Terran Orbital’s directors or their respective affiliates, other than those directors or affiliates who are Terran Orbital’s employees and other than any opportunity offered to a non-employee director if such opportunity is expressly offered to such person (in writing) solely in his or her capacity as a director of Terran Orbital. The Certificate of Incorporation provides that, to the fullest extent permitted by law, none of the non-employee directors or their respective affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar business activities or lines of business in which Terran Orbital or any of its affiliates has historically engaged, now engages or proposes to engage or (ii) otherwise competing with Terran Orbital or its affiliates. In addition, to the fullest extent permitted by law, in the event that any non-employee director or his or her affiliates acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and for Terran Orbital or its affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to Terran Orbital or any of its affiliates and they may take any such opportunity for themselves or offer it to another person or entity. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for Terran Orbital unless Terran Orbital is financially or legally able or contractually permitted to undertake such opportunity, the opportunity, by its nature, would be in the line of Terran Orbital’s business or is of some practical advantage to Terran Orbital, and Terran Orbital has some interest or reasonable expectancy in such opportunity.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Trading Symbol and Market

Our common stock is listed on the NYSE under the symbol “LLAP.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, references to “Terran Orbital,” the “Company,” “we,” “us” and “our” refer to Terran Orbital Corporation excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established in or pursuant to a resolution of our Board and set forth or determined in the manner provided in a resolution of our Board, in an officer’s certificate or established by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:

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the title and ranking of the debt securities (including the terms of any subordination provisions);
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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
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any limit upon the aggregate principal amount of the debt securities;
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the date or dates on which the principal of the debt securities is payable;
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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the debt securities may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
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the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
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the denominations in which the debt securities will be issued, if other than denominations of a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof;
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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
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the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
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the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if
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these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
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any provisions relating to any security provided for the debt securities;
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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
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any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
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the provisions, if any, relating to conversion or exchange of any debt securities, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;
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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and
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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to the debt securities, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (wh ether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Conversion or Exchange Rights

For any series of debt securities that are convertible into or exchangeable for shares of our common stock, we will set forth in the applicable prospectus supplement the terms on which such series of debt securities may be convertible into or exchangeable for our common stock. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock that the holders of the series of debt securities receive upon conversion or exchange would be subject to adjustment.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:

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we are the surviving corporation or the successor person (if other than us) is a corporation, association company (including a limited liability company), joint-stock company, business trust or other business entity (other than a partnership) organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and
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immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing. Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
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default in the payment of principal of any security of that series at its maturity;
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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
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certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and
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any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

“Default” means any event which, after notice or lapse of time or both, would become an Event of Default.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any , on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outst anding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

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that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series;and
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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

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to cure any ambiguity, defect or inconsistency;
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to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
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to provide for uncertificated securities in addition to or in place of certificated securities;
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to add guarantees with respect to debt securities of any series or secure debt securities of any series;
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to surrender any of our rights or powers under the indenture;
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to add covenants or events of default for the benefit of the holders of debt securities of any series;
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to comply with the applicable procedures of the applicable depositary;
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to make any change that does not adversely affect the rights of any holder of debt securities;
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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or
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to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
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reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
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reduce the principal amount of discount securities payable upon acceleration of maturity;
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waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
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make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
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waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances.

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

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we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
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any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.
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We refer to this as covenant defeasance. The conditions include:
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depositing with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;
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such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;
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no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and
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delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby. The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York, New York or the courts of the State of New York in each case located in the City of New York, New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the ex tent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, or depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC and incorporated by reference into the registration statement of which this prospectus is a part, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the form of the deposit agreement and the applicable Governing Documents, see the section of this prospectus captioned “Where You Can Find More Information.”

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary o r involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of th e preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the dat e fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on th e preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of the Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

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all outstanding depositary shares have been redeemed; or
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there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such o ther places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The summary of terms of the warrants contained in this prospectus is not complete. You should refer to the form of the warrant agreement and the Governing Documents or Governing Agreements, as applicable, for the debt securities, preferred stock, depositary shares or common stock purchasable pursuant to the warrants, which documents have been, or will be, filed with the SEC and incorporated by reference into the registration statement of which this prospectus is a part, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and any applicable Governing Documents or Governing Agreements, see the section of this prospectus captioned “Where You Can Find More Information.”

The applicable prospectus supplement will also describe the following terms of any warrants:

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the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;
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the currency or currency units in which the offering price, if any, and the exercise price are payable;
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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
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whether the warrants are to be sold separately or with other securities as parts of units;
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whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
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any applicable material U.S. federal income tax consequences;
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the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
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the designation and terms of any equity securities purchasable upon exercise of the warrants;
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the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;
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if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;
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if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;
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the principal amount of debt securities, the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those securities may be purchased;
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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
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information with respect to book-entry procedures, if any;
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the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;
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any redemption or call provisions; and
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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offerin g of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

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the price, if any, for the subscription rights;
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the exercise price payable for our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities upon the exercise of the subscription rights;
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the number of subscription rights to be issued to each stockholder;
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the number and terms of our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities which may be purchased per each subscription right;
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the extent to which the subscription rights are transferable;
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any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
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the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and
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if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements and the Governing Documents or Governing Agreements, as applicable, for the securities purchasable pursuant to the subscription rights, because those documents, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, and any applicable Governing Documents or Governing Agreements, which documents have been or will be filed with the SEC with respect to each offering of subscription rights and will be available as described in the section of this prospectus captioned “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS

The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. We may issue purchase contracts for our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. Although the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed or will be filed as exhibits to or incorporated by reference into the registration statement of which this prospectus is a part and will be available as described in the section of this prospectus captioned “Where You Can Find More Information.”

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

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the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);
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whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;
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any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;
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any provisions relating to any security provided for the purchase contracts;
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whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;
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whether the purchase contracts are to be prepaid or not;
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whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;
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any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
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a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;
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whether the purchase contracts will be issued in fully registered or global form; and
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any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units and the Governing Documents or Governing Agreements, as applicable, for the securities comprising the units will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus is a part each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate and any applicable Governing Documents or Governing Agreements, see the section of this prospectus captioned “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

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the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
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any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
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whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at the market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the offered securities from time to time:

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through underwriters or dealers;
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through agents;
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directly to one or more purchasers; or
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through a combination of any of these methods of sale; or
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through any other methods described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any co mmissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may distribute securities from time to time in one or more transactions:

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at a fixed price or prices that may be changed from time to time;
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at market prices prevailing at the time of sale;
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at prices related to such prevailing market prices;
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at negotiated prices;
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ordinary brokerage transactions and transactions in which the broker solicits purchasers; or
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any other method permitted pursuant to applicable law.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

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on or through the facilities of the NYSE or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or
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to or through a market maker otherwise than on the NYSE or such other securities exchanges or quotation trading services. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

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the name of the agent or any underwriters;
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the public offering or purchase price;
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if applicable, the names of any selling securityholders;
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any discounts and commissions to be allowed or paid to the agent or underwriters;
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all other items constituting underwriting compensation;
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any discounts and commissions to be allowed or paid to dealers; and
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any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

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the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
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if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, unless the parties to any such trade expressly agree otherwise. trades in the secondary market generally are required to settle (a) in two business days, prior to May 28, 2024 and (b) in one business day starting on May 28, 2024. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day (prior to May 28, 2024) or second business day (on or after May 28, 2024) before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Akin Gump Strauss Hauer & Feld LLP, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Terran Orbital Corporation. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Terran Orbital Corporation as of December 31, 2022 and 2021, and for each of the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information about issuers, like us, that file electronically with the SEC. We also maintain a website at www.terranorbital.com. We make available, free of charge, on our investor relations website at investors.terranorbital.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. Information contained on our website is not a part of, or incorporated by reference into, this prospectus and the inclusion of our website and investor relations website addresses in this prospectus is an inactive textual reference only.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. The Governing Documents and Governing Agreements, as applicable, establishing the terms of the offered securities are, or will be, filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to those publicly filed documents with the SEC. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below that have been previously filed with the SEC as of the date of the initial registration statement and any future filings we make with the SEC prior to, and on or after, the effective date of the registration statement under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

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Our Annual Report on Form 10-K (File No. 001-40170) for the year ended December 31, 2022 (as filed with the SEC on March 23, 2023);
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Our Current Report on Form 8-K (File No. 001-40170) filed February 22, 2023 (other than information furnished rather than filed); and
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The description of our common stock contained in our registration on Form 8-A (File No. 001-40170) filed with the SEC on March 4, 2021 and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Terran Orbital Corporation

6800 Broken Sound Parkway NW, Suite 200

Boca Raton, FL 33487 (561) 988-1704

Up to $98,000,000

Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

July 23, 2024